Exhibit 21.1

                       KINDER MORGAN ENERGY PARTNERS, L.P.


Kinder Morgan Canada Company - Nova Scotia
Kinder Morgan North Texas Pipeline, L.P. - DE
Kinder Morgan Texas Gas Services LLC - DE
Kinder Morgan Transmix Company, LLC - DE
Kinder Morgan Interstate Gas Transmission LLC - CO
Kinder Morgan Trailblazer, LLC - DE
CGT Trailblazer, LLC - DE
Kinder Morgan Texas Pipeline, L.P. - DE
MidTex Gas Storage Company, LLP - TX
Kinder Morgan Operating L.P. "A" - DE
Kinder Morgan Operating L.P. "B" - DE
Kinder Morgan CO2 Company, L.P. - TX
Trailblazer Pipeline Company - IL
Kinder Morgan Bulk Terminals, Inc. - LA
Western Plant Services, Inc. - CA
Dakota Bulk Terminal, Inc. - WI
Delta Terminal Services LLC - DE
River Consulting, Inc. - LA
HBM Environmental, Inc. - LA
Milwaukee Bulk Terminals, Inc. - WI
Queen City Terminals, Inc. - DE
Kinder Morgan Port Terminals USA LLC - DE
Elizabeth River Terminals LLC - DE
Nassau Terminals LLC - DE
Fernandina Marine Construction Management LLC - DE
Kinder Morgan Port Manatee Terminal LLC - DE
Kinder Morgan Port Sutton Terminal LLC- DE
Pinney Dock & Transport LLC - OH
River Engineered Systems, Inc. - LA
Kinder Morgan Operating L.P. "C" - DE
Kinder Morgan Operating L.P. "D" - DE
SFPP, L.P. - DE
Kinder Morgan Liquids Terminals LLC - DE
Kinder Morgan Pipeline LLC - DE
Kinder Morgan Tank Storage Terminals LLC - DE
Kinder Morgan 2-Mile LLC - DE
Rahway River Land LLC - DE
Central Florida Pipeline LLC - DE
Southwest Florida Pipeline LLC - DE
Calnev Pipe Line LLC - DE

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Kinder Morgan Las Vegas LLC - DE
Colton Processing Facility - CA
Kinder Morgan Materials Services, LLC - PA
CIG Trailblazer Gas Company, L.L.C. - DE
KM Trailblazer, LLC - DE
Kinder Morgan Border Pipeline, L.P. - DE
Tejas Gas, LLC - DE
Gulf Energy Gas, LLC - DE
Gulf Energy Gathering & Processing, LLC - DE
Gulf Energy Marketing, LLC - DE
Hydrocarbon Development, LLC - DE
Kinder Morgan Tejas Pipeline, L.P. - DE
Stellman Transportation, LLC - DE
Kinder Morgan Tejas Pipeline GP LLC - DE
Tejas Energy Partner, LLC - DE
Tejas Gas Systems, LLC - DE
Tejas-Gulf, LLC - DE
Tejas Natural Gas, LLC - DE
Kinder Morgan Pipeline Services of Mexico S. de R.L. de C.V. - Mexico Valley Gas Transmission, LLC - DE
KMTP LLC - DE
Silver Canyon Pipeline LLC - DE
Kinder Morgan Liquids Terminals St. Gabriel LLC - LA
Kinder Morgan Gas Natural de Mexico S. de R.L. de C.V. - Mexico
KM Production Company GP LLC - DE
Kinder Morgan Production Company LP - DE
Emory B Crane, LLC - LA
Frank L. Crane, LLC - LA
Paddy Ryan Crane, LLC - LA
Agnes B Crane, LLC - LA
KMBT LLC - DE
KM Production Company LP LLC - DE
KM Crane LLC - MD
MJR Operating LLC - MD
Kinder Morgan West Texas Pipeline, L.P. - DE
Kinder Morgan Southeast Terminals LLC - DE
Dorsey Unit, LLC - MD
International Marine Terminals - LA
ICPT, L.L.C. - LA
Kinder Morgan Carbon Dioxide Transportation Company - DE
Kinder Morgan Crude Oil Pipelines, L.P. - DE
KM CO2 Pipelines LP LLC - DE
KM Crude Oil Pipelines GP LLC - DE
Pecos Carbon Dioxide Transportation Company - TX